UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2025

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	“NFE”	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

Extension of Forbearance Agreement

As previously reported in Part II, Item 5 of the Quarterly Report on Form 10-Q of New Fortress Energy Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2025, the Company and certain of its subsidiaries, including NFE Financing LLC (the “New 2029 Notes Issuer”), entered into a forbearance agreement (the “New 2029 Notes Forbearance Agreement”) with respect to the 12.000% Senior Secured Notes due 2029 issued by the New 2029 Notes Issuer (the “New 2029 Notes”), pursuant to which beneficial holders of greater than 70% of the New 2029 Notes agreed to forbear from accelerating or exercising remedies in respect of the event of default that would have arisen under the indenture governing the New 2029 Notes on account of the New 2029 Notes Issuer’s failure to make the semiannual interest payment on such notes due November 17, 2025, on or before November 20, 2025, when the contractual grace period for such interest payment expired.

Unless earlier terminated pursuant to its terms, the New 2029 Notes Forbearance Agreement was scheduled to terminate on December 15, 2025. On December 15, 2025, the parties to the New 2029 Notes Forbearance Agreement agreed to extend this forbearance period to January 9, 2026. During the forbearance period, the Company expects to continue to advance negotiations towards a restructuring with the Company’s stakeholders.

Amendment of Letter of Credit Facility

On December 12, 2025, the Company entered into the Twelfth Amendment Agreement (the “Twelfth Amendment”), by and among the Company, as the borrower, the guarantors party thereto, Natixis, New York Branch, as administrative agent and collateral agent, and each of the other financial institutions party thereto, as lenders and issuing banks, which amends that certain Letter of Credit and Reimbursement Agreement, dated as of July 16, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Letter of Credit Agreement”), by and among the Company, as the borrower, the guarantors from time to time party thereto, Natixis, New York Branch, as administrative agent and collateral agent, and each of the other financial institutions from time to time party thereto, as lenders and issuing banks, to terminate an automatic reduction of commitments previously scheduled to occur on December 22, 2025 under the Letter of Credit Agreement. After giving effect to the Twelfth Amendment, the commitments under the Letter of Credit Agreement will remain at approximately $195 million.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW FORTRESS ENERGY INC.

Date: December 17, 2025	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer